UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

January 6, 2006

THE WASHTENAW GROUP, INC.

(Exact name of registrant as specified in its charter)

Michigan	1-31795	20-0126218
(State or Other Jurisdiction	(Commission	(I.R.S. Employer ID
of Incorporation)	File Number)	Number)

3767 Ranchero Drive, Ann Arbor, Michigan  48108

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code:  (734) 662-9733

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR                   230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01                            Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard.

At a special meeting held on January 6, 2006, the Board of Directors of The Washtenaw Group, Inc. (the “Registrant”) unanimously approved the delisting of the Registrant’s common stock, par value $0.01 per share, from the American Stock Exchange, LLC (the “AMEX”) and the deregistration of the Registrant’s common stock under the Securities Exchange Act of 1934 (the “Exchange Act”).  The Board determined that it was in the Registrant’s best interest to delist and deregister because of its recent decision to discontinue mortgage loan production operations and to ease the financial burden of continued compliance with the periodic reporting requirements in Section 13 of the Exchange Act, particularly the enhanced audit and corporate governance standards imposed by the Sarbanes Oxley Act of 2002.

On January 10, 2006, the Registrant filed an application with the Securities and Exchange Commission (the “SEC”) to voluntarily delist its common stock from the AMEX.  Upon the SEC’s approval of the application, the Registrant will file a Form 15 with the SEC to effect the deregistration, at which time the Registrant will no longer be obligated to file certain reports with the SEC, including Forms 10-K, 10-Q and 8-K.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Washtenaw Group, Inc.

Dated:	January 11, 2006	/s/ Howard M. Nathan
Howard M. Nathan
Vice President and Chief Financial Officer